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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VIROPRO INC.

 (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	5141 (Primary Standard Industrial Classification Code Number)	13-3124057 (I.R.S. Employer Identification Number)

3163 Kennedy Boulevard, Jersey City, New Jersey 07306    (201) 217-4137

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Lee 163 Kennedy Boulevard, Jersey City, New Jersey 07306 (201) 217-4137	Copy to: Irving Rothstein, Esq. Law Offices of Irving Rothstein 1060 East 23rd Street Brooklyn, New York 11210 Tel: 718-513-4983 Fax: 718-228-5639

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this Registration Statement and certain other conditions under the Stock Exchange Agreement are met or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.001 par value	20,000,000	$0.009	$180,000	$22.81

(1)

Pursuant to Rule 457(f)(2), based on one-third of the stated value of the securities to be canceled in the transaction ($214,048/3 = $71,349/7,792,100 shares), as of the most recent practicable date (November 30, 2003), and computed solely for the purpose of calculating the registration fee under the Securities Act of 1933 (the "Act").

(2)

Estimated solely for purposes of calculating the registration fee.

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SEC 2077 (11-03)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SUBJECT TO COMPLETION DATED, February 27, 2004

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VIROPRO INC.

----------------------

20,000,000 shares of common stock

This prospectus covers 20,000,000 shares of the common stock, par value $.001 per share, of Viropro Inc.  Our securities are listed for trading on the OTC:Bulletin Board under the symbol VPRO.

The securities offered hereby involve a high degree of risk.  Please read the "Risk Factors" beginning on page 2.

_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Our principal executive offices are located at: 3163 Kennedy Boulevard, Jersey City, New Jersey 07036.  Our telephone number is (201) 217-4137.

The date of the Prospectus is ________, 2004.

Summary

This prospectus is being delivered in the context of the acquisition of CNC Holdings Inc., a Canadian corporation.  CNC primarily develops and licenses software for the healthcare industry.  CNC is a private corporation.

Viropro will issue 20,000,000 shares of its common stock to acquire all of the outstanding stock of CNC.  CNC is a wholly-owned subsidiary of Central Network Communications Inc., a Delaware corporation which is publicly traded,  The Viropro shares registered here will be distributed on a pro rata basis to the shareholders of Central Network Communications Inc.

The shareholders of Viropro have already approved, by written consent, (i) the adoption of the Stock Purchase Agreement and (ii) the increase of the Company’s authorized common stock to 50,000,000.  After the effective date of the registration statement of which this prospectus forms a part, it will be distributed to all of Viropro’s shareholders in satisfaction of the requirements of Section 14C of the Securities exchange Act of 1934 to deliver an Information Statement.

Inasmuch as the sale of CNC represents the sale of substantially all of the assets of Central Network Communications Inc., the transaction has been approved by the written consent of a majority of its outstanding shares.  While Central Network Communications Inc. is not subject to the provisions of the Securities Exchange Act of 1934, copies of this prospectus will be distributed to all of its shareholders anyway to satisfy the obligation under Delaware law to provide prompt notice of actions taken by written consent.

Dissenters’ rights of appraisal will not be available to the stockholders of either Viropro or CNC.

The principal executive offices of CNC are located at 1010 Ste-Catherine Street West, suite 500, Montreal (Quebec) Canada H3B 1G4.  Its telephone number is (514) 876-9997.

Risk Factors

You should carefully consider the following facts and other information in this prospectus.  Since we are a shell company with no operations, the following risk factors assume the successful completion of the acquisition of CNC and are risk factors relating to CNC’s business and operations which will be our business and operations following the closing except for the risk factors regarding the limited market for securities and penny stock which relate to Viropro.

•

Risks Relating to our Viability

Since we have only a limited operating history, it is difficult for you to evaluate if we are a good investment.

We were first incorporated in October 1998, introducing our first products in 2000.  Market success of our product line to date has been limited as we have had only two major sales to date.  As a result, we have only a very limited operating history, and we face all of the risks and uncertainties encountered by early-stage, technology companies.  As a result, an investment in our offering is quite speculative since we have no real track record for you to evaluate our true value and future prospectus.

Our independent auditor has expressed concern over our ability to remain in business and if we go out of business your investment will be lost.

In its report on our audited financial statements, our auditor has stated that there is a substantial doubt as to whether we will be able to remain in business for even the next twelve months.  The auditor’s concern is based upon our continued losses. While we hope to raise the funds necessary to implement our business plan and increase sales, if we fail and its concerns are proven accurate, any investment in our securities will likely be lost.

We have incurred substantial losses and anticipate even more losses in the future which may cause us to become insolvent.

From our inception in October 1998 through August 2003, we incurred an accumulated deficit of $5,286,440.  We anticipate incurring further losses until, at the earliest, we generate sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing products utilizing our technology. There can be no assurance that we will ever operate profitably.

We need substantial additional financing or we will be unable to complete our business plan and then, our operations will likely cease or be significantly curtailed.

Our capital requirements relating to the commercialization of our technology have been, and will continue to be, significant.  We are dependent on the proceeds of future financing, and the significant increase of sales in order to continue in business and to develop and commercialize additional proposed products. We anticipate requiring approximately $1,250,000 in additional financing in the next 12 months.  There can be no assurance that we will be able to raise the substantial additional capital resources necessary to permit us to pursue our business plan.  Any inability to obtain additional financing will require us to significantly curtail or cease operations.

There is only a limited market for our securities so any purchasers of the securities offered hereby may have difficulty reselling them.

The shares of Viropro are traded on the OTC:Bulletin Board and there has been practically no sales volume for the last year.  No assurance can be given that a more active market will develop.  Accordingly, purchasers of the shares offered herein may find their investment highly illiquid.

•

Risks Relating to our Technology

Our lead product relies upon licensed technology and if we lose the license we will lose significant business.

The core of our lead product is based upon technology we license from a third party.  While we are currently in full compliance with all terms of the license agreement, if we should breach any of those provisions we will lose the license and will be unable to market our lead product.  The loss of our lead product will cause us to lose significant sales opportunities we are currently counting on to bring us profitable and in such case we will likely be unable to continue in business.

Our infrastructure may not be reliable because of third party disruptions and if it fails we will lose customers which will have a negative impact on our ability to make money.

Our system infrastructure will be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems.  Computer viruses or problems caused by third parties could lead to material interruptions, delays or cessation in service to our customers.  Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of consumers.  Security and privacy concerns of consumers may limit our ability to develop a significant customer base.  If any of these concerns eventuate, we will likely find it difficult to find and then retain customers which will make it difficult to generate revenues.

•

Risks Relating to Our Business Plan

Our business plan involves the sale of software to hospitals and if our marketing strategy is unsuccessful and this limited market does not embrace our products we will go out of business.

Our software solution was designed for use by large hospitals which remains an unproven business concept.  Demand and market acceptance for a new product is subject to a high level of uncertainty which is exacerbated in our case since our target market is so limited.  Achieving market acceptance for our newly developed software product will require significant efforts and expenditures to create awareness and demand by the various hospitals.  The lack of success of our marketing strategy could result in the curtailing of our operations.

We will have to modify our product to meet individual customer demands.

To the extent that there is competition among our customers to have a software solution differentiated from others, we may need to modify and adapt our software to meet their demands.  These modifications will take time and cost money and may not function.  Addressing this could delay our plans and cause us to incur substantial additional costs.

We have only limited human resources to implement the projects we may receive and if we are unable to satisfactorily service our customer’s projects, we will lose them and their revenues.

Our operations will depend upon the capacity and availability of people to sell and implement our system infrastructure.  We currently have only limited human capacity and will be required to continually expand our staff to accommodate significant sales.  Development and/or expansion of our staff will require substantial financial, operational and managerial resources.  There can be no assurance that we will be able to meet potential demand on a timely basis or at a commercially reasonable cost.  Our failure to adequately develop and/or expand our current staff with qualified personnel to pursue sales opportunities and implement projects on a timely basis will cause us to lose customers and therefore decrease our revenues.

Our shares are considered “Penny Stock” and due to regulatory rules applicable to the public sale of penny stock shares, you may find it more difficult to resale these shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse), must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their shares.

Terms of the Transaction

CNC’s parent, Central Network Communications Inc., will exchange all of the issued and outstanding shares of its wholly-owned subsidiary, CNC, for an aggregate of 20,000,000 shares of Viropro‘s common stock, all of which shares will be issued directly to the shareholders of Central Network Communications Inc. on a pro rata basis.  Under the terms of the Exchange Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part and which is incorporated by reference into this prospectus, Viropro’s current director will resign and will be replaced by a nominee of Central Network.

The Exchange Agreement also provides that the obligations of Viropro and Central Network are subject to the performance, unless waived, of their respective covenants and agreements set forth in the Exchange Agreement in all material respects and the continued truth of their respective representations and warranties set forth in the Exchange Agreement.  The Exchange Agreement provides for either Viropro or Central Network, as appropriate, to indemnify the other in the event any representation or warranty made by either party to the other in the Exchange Agreement was not accurate.

Pursuant to the Exchange, title to all of the property and assets of CNC will continue to be vested in CNC (except for the Trivor subsidiary which will be disposed of prior to the closing) which will become a wholly-owned subsidiary of Viropro.

The Exchange Agreement may be terminated by the mutual written consent of the Boards of Directors of either party at any time prior to the closing, and by either party if (i) its board of directors receives a written proposal to effect a merger, sale of substantially all the assets or similar transaction and the board determines that such transaction is more favorable to the its stockholders than the existing transaction, (ii) the purchase is enjoined or prohibited by a court or governmental entity or (iii)  the closing has not occurred on or before September 21, 2004, through no fault of the terminating party.

CNC is a privately held company and there is no public market for its securities.  A press release announcing the execution of a Letter of Intent between Viropro and Central Network was released on December 18, 2003.  On that date the market price of Viropro’s common stock was $0.32.

Under Nevada and Delaware law, both Viropro and Central Network, respectively, require the approval of a majority of their respective stockholders for this transaction.  Both corporations have already obtained the necessary approval through written consents.  In addition, Viropro has also obtained shareholder approval to increase its authorized capital to 50,000,000 shares of common stock.

As of January 31, 2004, Viropro’s sole director and executive officer owned 345,015  shares of Viropro’s outstanding stock.  Inasmuch as CNC is a wholly-owned by its parent, Central Network, none of its shares are owned by its directors, executive officers or affiliates.

None of the shareholders of Viropro will have any tax effects from this transaction.  The shareholders of Central Network who are receiving the Viropro shares may have a taxable event upon receipt of the shares depending on their circumstances and their tax jurisdiction.  Central Network, as sole shareholder of CNC, will record the exchange on its books as an asset sale and Viropro will treat the exchange on its books as an investment.

Viropro’s common stock is standard common stock and does not contain any provisions regarding preemptive rights.  Shareholders have the right to participate pro rata in all dividends declared by the Board of Directors, in its sole discretion.  Under Nevada law, shareholders have the right to vote for the members of the Board of Directors, to approve amendments to the Certificate of Incorporation and for certain material transactions such as mergers, stock splits and sales of substantially all of the corporation’s assets.

As previously disclosed in its public filings, Viropro is an inactive shell corporation and its main business activity has been to search for an operating business to acquire.  Viropro believes that CNC is about to break through with its products and that the acquisition will provide tremendous value to its shareholders.

Central Network believes that its shareholders will be better able to participate in CNC’s upside if its stock could trade directly and not reflect CNC’s value solely through the market price of Central Network.  After considering various options, Central Network believes that the Exchange with Viropro presents the best opportunity for its shareholders to maximize value.

Prior to the Exchange, neither CNC nor Central Network had any material contracts, arrangements, understandings, relationships, negotiations or transactions with Viropro,

Comparison of Delaware and Nevada Corporate Laws

        The following discussion briefly summarizes the significant differences between the corporate laws of Delaware and the corporate laws of Nevada and does not purport to be a complete statement of such laws. The shares of Viropro received by the stockholders of Central Network will be governed by Nevada law.

     Fiduciary Duties of Directors

        With respect to fiduciary duties, Nevada corporate law may provide broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties, particularly in the context of a change in control. Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in performing their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation. A director of a Nevada business corporation must perform his or her duties as a director in good faith and with a view to the interests of the corporation.

        A director of a Delaware corporation, in performing his or her duties, is protected in relying, in good faith, upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation’s officers or employees, by a committee of the board of directors or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence. Such other person must also have been selected with reasonable care by or on behalf of the corporation. In performing his or her duties, a director of a Nevada business corporation is entitled to rely, in good faith, on information, opinions, reports, books of account or statements (including financial statements and other financial data) prepared or presented by any of the corporation’s directors, officers or employees so long as the director reasonably believes such persons to be reliable and competent in such matters; counsel, public accountants, financial advisers, valuation advisers, investment bankers or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons; and a duly designated committee of the board which the director reasonably believes merits confidence and upon which the director does not serve, but only as to matters within the committee’s designated authority. A director of a Nevada corporation is not considered to be acting in good faith if the director has knowledge concerning the matter in question which would cause such reliance to be unwarranted.

       Delaware corporate law does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging their duties, to consider the interests of any constituencies other than the corporation or its stockholders. Nevada corporate law, on the other hand, provides that in discharging their duties, the board of directors, committees of the board and individual directors may, in exercising their respective powers with a view to the interests of the corporation, choose, to the extent they deem appropriate, to subordinate the interests of stockholders to the interests of employees, suppliers, customers or creditors of the corporation or to the interests of the communities served by the corporation. Furthermore, the officers and directors may consider the long-term and short-term interests of the corporation and its stockholders.

        Under Delaware corporate law, directors of a Delaware corporation are presumed to have acted on an informed basis, in good faith and in the honest belief that their actions were in the best interest of the corporation. This presumption may be overcome, if a preponderance of the evidence shows that the directors’ decision involved a breach of fiduciary duty such as fraud, overreaching, lack of good faith, failure of the board to inform itself properly or actions by the board to entrench itself in office. Delaware courts have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. The heightened standard has two elements: the board must demonstrate some basis for concluding that a proper corporate purpose is served by implementation of any defensive measure and that measure must be reasonable in relation to the perceived threat posed by the change in control. Under Nevada corporate law, unless there is a breach of fiduciary duty or a lack of good faith, any act of the board of directors, any committee of the board or any individual director is presumed to be in the corporation’s best interest. No higher burden of proof or greater obligation to justify applies to any act relating to or affecting an acquisition or a potential or proposed acquisition of control of the corporation than to any other action. Nevada corporate law imposes a heightened standard of conduct upon directors who take action to resist a change or potential change in control of a corporation, if such action impedes the exercise of the stockholders’ right to vote for or remove directors.

     Anti-Takeover Laws

        Section 203 of the Delaware General Corporation Law contains certain “anti-takeover” provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provisions in its certificate of incorporation or bylaws.  Central Network has not elected to opt out of the provisions of Section 203. Section 203 prohibits a corporation from engaging in any “business combination” with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation’s assets. The three-year waiting period does not apply, however, if any of the following conditions are met:

o

the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained such ownership;

o

after the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

o

at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

             In addition, Section 203 does not apply to any person who became the owner of more than 15% of a corporation’s stock if it was as a result of action taken solely by the corporation.

        Nevada corporate law contains certain “anti-takeover” provisions that apply to a Nevada corporation, unless the corporation elects not to be governed by such provisions in its articles of incorporation or bylaws.  Viropro did not elect to opt out of any of these provisions. Nevada corporate law prohibits a corporation from engaging in any “business combination” with any person that owns 10% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 10% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation’s assets. The three-year waiting period does not apply, however, if the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 10% of such stock before the stockholder obtained such ownership.

        Furthermore, a corporation may not engage in any business combination with an interested stockholder after the expiration of three years from the date that such stockholder obtained such ownership unless the combination meets all of the requirements of the corporation’s articles of incorporation, and:

o

is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination at a meeting called for that purpose no earlier than three years after the interested stockholder’s date of acquiring shares; or

o

the form and amount of consideration to be received by stockholders (excluding the interested stockholder) of the corporation satisfy certain tests and, with limited exceptions, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation after becoming an interested stockholder and before the business combination is consummated.

        In addition, the Nevada corporate law suspends the voting rights of the “control shares” of a stockholder that acquires 20% or more of a corporation’s shares entitled to be voted in an election of directors. The voting rights of the control shares generally remain suspended until such time as the “disinterested” stockholders of the company vote to restore the voting power of the acquiring stockholder.

        If full voting rights are accorded to the shares held by the acquiring person and the acquiring person has acquired shares amounting to or greater than a majority of all voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of granting voting power to the shares held by the acquiring person may demand payment for the fair value of such stockholder’s shares. Within 20 days of the vote according the shares of the acquiring person voting rights, the corporation is required to send notice to any stockholders who did not vote in favor of such action notifying them of their right to demand payment for their shares. Within 20 days of receipt of such notice, a stockholder seeking payment must demand payment for such stockholder’s shares. The corporation must comply within 30 days.

     Dividend Rights and Repurchase of Shares

        Under Delaware corporate law, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits, for the fiscal year in which the dividends are declared and/or for its preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Surplus is defined as net assets minus stated capital. Delaware corporate law applies different tests to the payment of dividends and the repurchase of shares. Delaware corporate law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

        Under Nevada corporate law, a corporation is prohibited from making a distribution (including dividends on, or redemption or repurchase of, shares of capital stock) to its stockholders if, after giving effect to the distribution:

o	the corporation would be unable to pay its debts as they become due in the usual course of business; or

o

the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if that corporation were then dissolved, to satisfy the rights of stockholders having superior preferential rights upon dissolution to the stockholders receiving the distribution.

The board of directors of a Nevada corporation may base the above determination on financial statements prepared on the basis of accounting principals, fair valuation, including without limitation unrealized appreciation or depreciation, or any other method that is reasonable under the circumstances.

     Liability of Directors and Officers

        Delaware corporate law permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

o	a breach of the duty of loyalty to the corporation or its stockholders;

o	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o	a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of Delaware corporate law; or

o	any transaction from which the director derived an improper personal benefit.

The Central Network Certificate of Incorporation and Bylaws each include provisions that limit the liability of its directors to the maximum extent permitted by law.

        Nevada corporate law permits a corporation to adopt any provision in its articles of incorporation that are not contrary to the laws of Nevada, and there is no restriction on a corporation’s ability to limit the personal liability of a director or officer to the corporation. Under Nevada corporate law, a director or officer is not individually liable to a corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proved that:

o	his act or failure to act constituted a breach of his fiduciary duties; and

o	his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

     Annual Meetings

        Under Delaware corporate law, if the annual meeting for the election of directors is not held on the designated date, or action by written consent to elect directors in lieu of an annual meeting has not been taken, the directors are required to cause that meeting to be held as soon as is convenient. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the designated date for the annual meeting, or if no date has been designated for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

        Under Nevada corporate law, if the annual meeting is not held within 18 months after the last election of directors, the district court has jurisdiction to order the election of directors, upon application of any one or more stockholders holding at least 15% of the voting power.

     Adjournment of Stockholder Meetings

        Under Delaware corporate law, if a meeting of stockholders is adjourned due to lack of a quorum and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

        Under Nevada corporate law, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

     Amendments to Bylaws

        Under Delaware corporate law, bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon. A corporation may, in its certificate of incorporation, confer this power upon the directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power. The Central Network Certificate of Incorporation provides that the directors have the power to adopt, amend or repeal its bylaws.

        Nevada corporate law provides that the board of directors of a corporation may make the bylaws, but that such bylaws are subject to those adopted by the stockholders, if any. Further, although not part of Nevada corporate law, an opinion of the Nevada Attorney General also provides that directors may adopt bylaws for a corporation if the stockholders do not. Stockholders nevertheless retain the right to adopt bylaws superseding those adopted by the board of directors.

     Interested Director Transactions

        Under Delaware corporate law, contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest, if certain conditions are met. To meet these conditions, either (i) the stockholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (ii) the contract or transaction must have been fair as to the corporation at the time it was approved. Under Delaware corporate law, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

        Nevada corporate law does not automatically void contracts or transactions between a corporation and one of the corporation’s directors. Under Nevada corporate law, a contract or transaction may not voided solely because:

o	the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest; or

o	an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

o	the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

Contracts or transactions such as those described above are permissible if:

o

the facts surrounding the contract or transaction are known to the board of directors and the board of directors authorize, approve or ratify the contract or transaction in good faith by a vote without counting the vote of the interested director; or

o

the facts or circumstances surrounding the contract or transaction are made known to the stockholders and they authorize, approve or ratify the contract or transaction in good faith by a majority vote of the shares entitled to vote, including the votes, if any, of the interested director; or

o

the fact that the contract or transaction will prove to be in the interested director’s financial interest is unknown to the interested director at the time it is brought before the board of directors; or

o	the contract or transaction is fair as to the corporation at the time it is authorized or approved.

     Removal of Directors

        Under Delaware corporate law, any director or the entire board of directors may be removed, with or without cause, by the majority vote of the stockholders then entitled to vote at an election of directors. If the corporation has a classified board, directors may only be removed without cause if the certificate of incorporation so provides.

        A director of a Nevada corporation or the entire board of directors may be removed with or without cause during their term of office only by a vote of two-thirds of the voting power of the then outstanding shares entitled to vote in an election of directors.

     Stockholders’ Rights to Examine Books and Records

        Delaware corporate law provides that any stockholder of record may, in a written demand made under oath, demand to examine a corporation’s books and records for a proper purpose reasonably related to such person’s interest as a stockholder. If management of the corporation refuses, the stockholder can compel an examination by court order.

        Nevada corporate law permits any person who has been a stockholder of record for at least six months, or any person holding at least 5% of all outstanding shares, to inspect and copy the stockholders’ list, articles or bylaws, if the stockholder gives at least five business days’ prior written notice. The corporation may deny inspection if the stockholder refuses to furnish an affidavit that the inspection is not desired for a purpose or object other than the business of the corporation and that he or she has not at any time offered for sale or sold any stockholders’ lists of any corporation or aided and abetted any person in procuring a list for that purpose. In addition, a Nevada corporation must allow stockholders who own or represent at least 15% of the corporation’s outstanding shares the right, upon at least five days’ written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

     Duration of Proxies

        Under Delaware corporate law, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. Under Nevada corporate law, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years.

Special Note Regarding Forward-Looking Statements

Some of the statements under "Risk Factors," "Management’s Discussion and Analysis," "Business" and elsewhere in this Prospectus are forward-looking statements that involve risks and uncertainties.  These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions and other statements contained in this prospectus that are not statements of historical fact.  You can identify these statements by words such as "may," "will," "should," "estimates," "plans," "expects," "believes," "intends" and similar expressions.  We cannot guarantee future results, levels of activity, performance or achievements.  Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a discrepancy include those discussed in "Risk Factors" and elsewhere in this prospectus.  You are cautioned not to place undue reliance on any forward-looking statements.

Description of Business

Viropro:

Background

During the nine months ended March 31, 1998 the Company conducted its business as Food Concepts, Inc. Its primary business activity was retail and wholesale sales of gourmet and specialty coffees. Food Concepts was a roaster, packer and seller of roasted coffees and produced over 70 flavored coffees.

On March 31, 1998, the Company divested itself of its coffee operations by spinning off this business operation to It's Coffee Lovers, Inc., a Nevada corporation. On this same date, the Company acquired Insecta Sales and Research, Inc. and changed its name to Viropro, Inc. Also on this date, the entire management of the Company changed with the resignations of Herb and Francis Glaubman and the appointment of Donald Grummer, as President; and Pat Quinlan as Vice President.

From March 31, 1998 through the fiscal year ended June 30, 2001, Viropro's sole operational division was Insecta Sales and Research, Inc., which marketed a line of insecticide products under the brand name Insecta. The change in business focus manifested through the acquisition of Insecta allowed the Company to effectively develop and aggressively market high quality, preemptive and efficacious insect control products which were marketed to consumers and industrial users and insect control professionals.

The Company received notification from the EPA (Environmental Protection Agency) that the active ingredient in the Company’s products would be no longer available for sale for consumer or professional use effective December 2001. The Company had until that date to sell its inventory of products containing this ingredient.  The Company sought a replacement product without success. The Company has written off its inventory and has substantially curtailed its operations.

In October of 2002, the Company assigned all of its rights, title and interest of its wholly-owned subsidiary Insecta Sales & Research, Inc. to Prime Time Insects, Inc. (A Bahamian Corporation) owned by a related party. In consideration for these assets and the use of the "Insecta" name and abandoned EPA registration, "Prime Time" will assume in its entirety an accounts payable of $210,125 of Insecta Sales & Research, Inc.

Since that time, the Company’s sole business activity has been to actively look for revenue producing acquisition targets in diverse business areas in an effort to provide a potential of continued shareholder value.

On December 18, 2003, the Company entered into a Letter of Intent with Central Network Communications to acquire CNC Holdings Inc.

Employees

The Company has no employees.

Description of Property

The Company presently maintains its corporate offices in the offices of one of its  shareholders in Jersey City, New Jersey. Inasmuch as the Company has no real business activity the space is used on an as needed basis at no cost to the Company and as amail drop.  Management believes that these facilities are adequate for its current situation and that should the need arise it would be able to lease additional or replacement space.

Legal Proceedings

The Company is not a party to any legal proceeding.

Market for Common Equity and Related Stockholder Matters

The Company's Common Stock is traded on the OTC:Bulletin Board under the symbol "VPRO".  Prior to November 26, 2003, the stock traded under the symbol “VROP.”

The following table sets forth the range of high and low closing prices for the Company's common stock as quoted by the OTC:BB.  These quotations set forth below represent prices between dealers in securities and do not reflect retail markups, markdowns, or commissions and do not necessarily represent actual transactions.  All prices have been adjusted to account for the 1:12.14 reverse split enacted on November 26, 2003.

HIGH

LOW

QUARTER ENDING

February 28, 2002

   $0.061

$0.049

May 31, 2002

   $0.073

$0.061

August 31, 2002

   $0.243

$0.061

November 30, 2002

   $0.243

$0.097

February 28, 2003

   $0.243

$0.097

May 31, 2003

   $0.243

$0.073

August 31, 2003

   $0.231

$0.073

November 30, 2003

     $2.55

$0.097

As of November 30, 2003 there were 442 shareholders of record. Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefore. The Company has not paid any cash dividends on its common stock and, for the immediate future, intends to retain earnings, if any, to finance development and expansion of its business. Future dividends policy is subject to the discretion of the Board of Directors.

Plan of Operation

The Company has no operations and is an inactive shell.  Its only business activities is making its required filings with the SEC to stay current and searching for an operating buiness to acquire

The Company had a onetime gain of $210,125 during fiscal 2003 from the assignment of its Insecta subsidiary to a related party. This party, Prime Time Insects, Inc. assumed all of the liabilities of this discontinued subsidiary in return for the assignment of the “Insecta” name and the abandoned EPA registration.

Since there are no employees or other overhead expenses, the Company incurred zero dollars in operating expenses, the same during the previous fiscal year.

At November 30, 2003 as well as at June 30, 2003 and June 30, 2002, the Company had no cash and cash equivalents.  It is therefore actively looking for revenue producing acquisition targets in diverse business areas in an effort to provide a  potential for continued shareholder value.

On December 18, 2003, the Company signed a Letter of Intent to acquire CNC for 20,000,000 shares.  A long form Exchange Agreement was signed on January 21, 2004, and the closing thereunder is subject to various conditions including the the SEC declaring this prospectus effective.  Following the closing, the Company will operate the business of CNC, which is described at length below, and will support itself through the expected revenues of CNC and from private financing as necessary which it expects to be able to raise in limited amounts once it has an operating business, although there can be assurance that it will be successful.  In the event the Company does not close the deal with CNC, it will continue to search for operating businesses to acquire.

CNC Holdings Inc. (CNC).

The Company:

CNC Holdings Inc. was incorporated in Canada under the Canadian Business Corporations Act, on October 13, 1998.  CNC Holdings Inc. is a holding company with two operating subsidiaries, both of which are Canadian corporations: Central Network Communications (CNC) Inc. and Trivor Management Services Inc.  CNC is a wholly owned subsidiary of a publicly traded company, Central Network Communications Inc., a Delaware corporation.  CNC’s Board of Directors has never declared a dividend

The Business:

CNC develops/licenses and delivers decision-support software and related professional services used primarily in the healthcare industry.

CNC currently holds marketing and development rights, under license, to an application focusing on cost management in the healthcare sector; and holds proprietary rights, through prior acquisition, to a human resources management software suite targeted to the healthcare sector as well as niche applications in the small-to-medium-sized business market.

Over the past 12 months CNC has secured two significant launch contracts for its cost management software at two Québec hospitals: Sacré-Coeur of Montréal and Hôtel-Dieu of St. Jérôme. Over the same timeframe, the Company has also delivered a version of its Human Resources Management software to another Québec hospital: Centre Hopitalier Anna Laberge.

In a recent development, on November 25, 2003, the Company entered into a Memorandum of Understanding to acquire the assets of CIHC BIODEV Inc., a Canadian company specializing in the marketing of products, technologies and expertise pertaining to the expansive field of Life Sciences. Initially this association involves the establishment of technology transfer and marketing agreements between Canada, the US and Brazil for a range of products, primarily in the human and animal biotechnology sector.  This transaction is subject to the satisfactory completion of mutual due diligence investigations and the negotiation and completion of a long form agreement.  No assurance can be given that this transaction will ever occur.   CNC’s ultimate plan is to become becoming a provider of management, product and technology solutions for international Life Sciences markets.  With the planned acquisition of CIHC BIODEV Inc, combined with CNC’s existing product offerings in healthcare, the Company will be on its way.  In the event the acquisition of CIHC BIODEV is not consummated, CNC will look for similar opportunities.

Markets and Customers:

CNC’s cost management software for hospitals is called “Pyramid”.  Target Markets for Pyramid include public and private healthcare establishments in Québec, across Canada and select countries internationally, such as France (where CNC has already begun marketing), Brazil and China.

CNC’s human resources management software product line is called “Win” and is targeted towards:

*

Service Orientated Industries – Healthcare, Government, Municipal, Education

*

Profit-Orientated Industries – Hospitality, Transportation, Call centers, Utilities.

Initial customers of “Win” will be in Québec and across Canada as well as select enterprises internationally. Within these customer segments, CNC will seek out:

*

Niches within ERP environments.

*

Unionized enterprises that have complex scheduling needs.

*

Companies with recurring needs for schedule management (i.e. 24/7).

*

Environments with non-typical, complex work schedules.

Products:

Pyramid: CNC holds the exclusive distribution rights in Canada for a healthcare cost management system developed by Kreg Corporation ("Kreg Information Systems" or "Kreg") of Atlanta, Georgia. CNC also holds non-exclusive distribution rights for countries other than Canada and the United States.

Established in 1983, Kreg Information Systems is a proven leader in healthcare decision-support systems. These systems provide healthcare administrators with solutions to a variety of strategic and operational problems brought about by the advent of managed care.  Kreg's enterprise-wide systems produce accurate, timely, and cost effective results, year in and year out, for hundreds of healthcare organizations across the United States. Over 300 healthcare organizations use Kreg's products and services, making Kreg the largest vendor of comprehensive, stand-alone PC-based software for financial modeling, budgeting, cost accounting, patient profitability and managed care

With its experience in the Canadian market, CNC provides healthcare facility managers with a proven and versatile cost-management solution to ease the burden of detailed administrative and clinical cost analysis. The solution allows detailed analysis of all administrative and clinical costs, providing healthcare administrators with an effective tool and enabling them to make better decisions.

Over 2000-2003, CNC adapted the Kreg product to the specific requirements of the Québec and Canadian healthcare systems. This involved the development of new software modules (e.g., bed management), interfaces to legacy software systems used by the customer, a complete translation of the software into the French language and other general modifications to adhere to local healthcare requirements.

With Pyramid, healthcare institution administrators can:

*

Establish uniform costs per patient, per diagnostic, per activity center, per APG (Ambulatory Patient Group), DRG (Diagnosis Related Group), etc

*

Establish a care standard protocol for each diagnosis

*

Bring out the intensity level of human, financial and material resources used by episode of care as well as by activity center

*

Manage the activities and care provided in order to lower the patient's length of stay

*

Easily obtain performance indicators and make any necessary adjustments as quickly as needed

*

Evaluate the financial resources required to meet future needs.

It is important to note that Canada operates in a “socialized medicine” framework wherein healthcare institutions do not work to clear profit and loss financial reporting requirements. As such, achieving costing visibility has been an ongoing challenge especially as government bodies look to streamline and make better use of hospital budgets. To solve this problem, numerous government-sponsored reports have recommended the use of “activity-based” or “case-costing based” financial tracking and analysis methods. This capability has hereto required hospitals to look to major systems integrators for “heavy” multi-million dollar enterprise systems. These solutions have proven too costly, overly intrusive to other software architectures already in place, and bear significant implementation risk. CNC, using the adapted Kreg software, is essentially the only company in Canada to offer case-costing as an off-the-shelf, open-architecture, low risk and minimally intrusive software solution.

Human Resources Solutions: CNC has a family of products that focus on the seamless interaction between computer-based tools and day-to-day human resources management activities to improve the productivity of healthcare establishments, as well as for small and medium-sized businesses.

Through various sub-modules, the “Win” product line facilitates the management of schedules and callback lists in complex and unionized environments (WinTIME) and also provides an Integrated Human Resources suite (WinHR).

“Win” solutions can be used separately, together or integrated with various systems such as Pyramid’s Cost Management System. These applications can be customized to comply with a broad range of client requirements, with information being accessed in a highly secure and controlled manner.

Engineering and Development:

CNC’s engineering and technology development is being driven by a multi-disciplinary team with the proven capability to function in a rapidly changing information technology environment.

In the case of its “Win” products, CNC builds business rules into a relational database to create time-saving, efficient product applications for customers. This is accomplished by conducting functional analysis of customer requirements and producing software through several stages of development until the end-product can be commissioned to customer.

From a technological standpoint, this entails deep knowledge of developmental platforms (eg WINDEV 7.0) and database languages (eg SQL). In terms of extending or developing the Company’s technology to meet down-the-road customer requirements, the technical team will be regarding other database development environments such as Oracle, MS-SQL and XML and applications on web-enabled platforms such as .NET, ASP and C#.

Importantly, CNC has also evolved, on an ongoing basis, a core capability in developing interfaces to the host of software tools, applications, and databases found in the Company’s target customer base. This is a requisite to both product lines, Pyramid and Win, and, combined with its subject matter expertise in Healthcare, represents much of the value-added CNC brings to its overall product offering.

Competition:

CNC engages competition on two different product fronts: Pyramid and Win.

In the case of Pyramid, the Company is in an enviable situation wherein, at least in the Canadian market, no other company can offer “Case Cost Management”; that is, the ability to track direct and indirect costs by medical case, by episode of care, by patient, by diagnosis, by doctor etc. Case Cost Management is likely to evolve as a new standard, certainly in the Canadian healthcare system, to provide hospital administrators and government bodies with the ability to evaluate and compare financial performance between hospitals, between hospital regions and even between hospital systems on a province to province basis – from there being able to make strategic decisions aimed at improving efficiencies and the overall standard of healthcare.

This niche product is further differentiated by the fact that the Pyramid software is an open-architecture and independent module that is, by definition, very straightforward to integrate to legacy client software. The product is easily implemented, calling for minimum staff-loading and training. It is also the only case-management software to be recognized by the Canadian Institute for Health Information (CIHI).

Competition for Pyramid could come from two directions:

*

Companies that today specialize in ERP-Level Solutions, such as: Meditech (Massachusetts), Eclipsys (Florida) and Ormed (Alberta).

*

We note that these solutions are normally platform-dependant, labor-intensive for the user and too costly

*

Companies that today provide Financial, Clinical & Records Solutions, such as: MediSolution (Montréal), Logibec (Montréal) and Med 2020 (Ottawa).

*

These heavy applications, which usually require full Integration, do not represent true case-cost management

For the Win human resources product line, CNC is addressing a very specific product niche as well. Market analysis indicates that Win best fits the needs of institutions or companies with 250 employees or more, with a price of less than $150K. To compete in this segment, companies are normally second tier suppliers offering “best-of-breed” solutions to mid-market and medium size companies. Their products are off-the-shelf, scalable and not overly complex. Locally, these companies will include players like MediSolution, Ad Opt, Nexxlink and Logibec. CNC believes it has strong product characteristics, such as re-configurability, application depth and ease of use, that readily differentiate it from each of these competitors.

We note that in January 2004, the Company decided to discontinue WIN software development because market analysis revealed insufficient market demand. Consequently, the Company is talking to interested parties with the intention of selling the Intellectual Properly of the WIN software.

Employees

Employee headcount was cut from over 40 people in January 2003 to 12 people by January 2004.

Lease

Rented space was reduced from12,000 sq.ft. to 5,000 sq.ft. The lease agreement is held by Central Network. Prior to the closing of the sale to Viropro, CNC will sublease its current space from its parent. The groundlease expires February, 2009.

Management’s Discussion and Analysis of CNC

The following discussion should be read in conjunction with the financial statements and related notes which are included elsewhere in this prospectus.

FORWARD LOOKING STATEMENTS.

This report contains forward-looking statements that are based on the Company’s beliefs as well as assumptions made by and information currently available to the Company.  When used in this report, the words "believe," "expect,"  "anticipate,"  "estimate,” and similar expressions are intended to identify forward-looking statements.  Such  statements  are subject to certain risks,  uncertainties and assumptions, including without limitation, the overall strength  of  the  national  securities  markets,  the  Company's  present financial  condition and the risks and uncertainties concerning the availability of  additional  capital  as  and when required, technological changes, increased competition,  international  war  and terrorism and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  The  Company cautions potential investors  not  to  place undue reliance on any such forward-looking statements, all  of  which  speak  only  as  of  the  date  made.

OVERVIEW

CNC is actively positioning itself to become a provider of management, product and technology solutions for international Life Sciences markets. Although the company has experienced delays in receiving new orders for its software product line for healthcare, Pyramid, the Company has continued to successfully implement contracts with launch customers while dramatically cutting costs and rationalizing its product lines with the objective of achieving profitability during 2004.

ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Nine Months ending August 31, 2003 - Profits and Revenue

For the nine months ending August 31, 2003, CNC incurred a consolidated loss of $1,945,810 from operations. This was $449,782 more than the loss of $1,496,028 incurred in total 2002. During both periods, the Company was involved in the extensive development for both of software products: Pyramid and WIN. Only nominal revenues were received from these products during these periods.

Specifically, for the nine months ending August 31, 2003, CNC achieved revenue of $892,856 from the sale and license of Pyramid software. This was realized from contracts with two customers and represented the first revenue for this product.

The installation of the Pyramid software at these two customers represents a “showcase” for the Company and the Pyramid software. This should assist the future sale of this software to other customers who would be able to witness the successful installation and operation of the product. In addition, potential customers would be able to sense the benefits of this software product.

In the prior years, the revenue generated was from the WIN family of software. Specifically, in fiscal year 2002, the revenue from WIN products was $249,586 up from $187,912 in the same period in 2001. There was no revenue from WIN software in 2003.

The Company has subsequently discontinued WIN software in January 2004 and will no longer sell and support this product. The market demand for WIN does not generate adequate revenue to justify the support and further software development required. The Company is talking to interested parties to sell the Intellectual Properly of its WIN software.

All efforts will now be focused on the Pyramid software product which has stronger market demand and, we believe, a more viable revenue model than the WIN software.

Operating Expenses

For the nine months ending August 31, 2003, operating expenses were higher than those in 2002 as the Company incurred more development costs for the WIN software.  Specifically, for the nine month period total operating costs were $2,838,666 as compared to $1,745,868 for total 2002, an increase of $1,092,798. During the first nine months of the 2003 fiscal year, additional operating expenses were also incurred to support the installation of the Pyramid software for the two customers, including the payment of license fees to the U.S. owner of the Pyramid software, Kreg Inc.

The Company ceased to occupy leased premises south of Montreal, electing to consolidate all operations into additional space the Company was able to utilize at its parent’s head office location.

An additional eight (8) employees were engaged for software development and re-development of the WIN software and the costly move to a different software platform. As the result, the employment level increased to 42 through the period ending August 31, 2003.

During this nine month period, $113,837 was expended on capital expenditures, namely computer equipment as well as furniture and fixtures. During this same period loan repayments amounted to $16,462. An additional amount of $13,979 was spent on leasehold improvements required for the additional space.

Fiscal Years Ending November 30, 2002 and 2001

Revenue in fiscal year 2002 totaled $249,589 up $61,677 or 33% from $187,912 in the prior year, 2001. Revenue in both years was achieved from the maintenance and support of the Company’s WIN software.

Operating expenses in 2002 were $1,745,868, as compared to $999,422 in 2001, an increase of $746,446 or 75%. The increase is due to larger expenditures for software development of both the WIN and Pyramid products and greater marketing and sales activities.

During 2002 the Company incurred capital expenditures of $33,613 primarily for computer equipment.  Loan repayments totaled $35,893 during the period.

As at November 30, 2002, the Company had cash on hand totaling $1,694. This compares to a cash balance of $19,363 for the year ending November 30, 2001.

Liquidity

The parent company to CNC has been able to support CNC’s operating deficit by of non interest bearing loans.

As at August 31, 2003, CNC had no cash on hand.

As at August 31, 2003, CNC Holdings had negative working capital of $674,881. It is conceivable this could hamper the Company’s ability to raise capital directly or through its parent company. We do not expect there to be any serious ramifications at this time since the Company has been in a similar position over the past three years. During the entire fiscal year 2003, the parent company passed along to CNC over $2.4 million in the form of non-interest bearing loans.

CNC Holdings Inc. and its subsidiaries do not have any material commitments for any capital expenditures nor do we anticipate incurring any such commitments in the foreseeable future.

In the consolidated audit report for the year ending 2002, it is reported that the Company’s ability to continue as an on-going concern and realize its assets and discharge its liabilities in the normal course of business is dependant on the availability of adequate financing and on its ability to restore and maintain profitable operations.

CNC’s plan to achieve financial stability is three pronged:  (i) by reducing its expenses; (ii) through private financing produced by its parent (depending upon the status of the exchange transaction either through Central Network or Viropro); and (iii) through increased revenues.

CNC has already implemented the first prong by reducing its operating burn rate by 70% from approximately $312,296 monthly, to an estimated $94,000 in fiscal year 2004.  These dramatic results have been achieved by (i) drastically reducing software development expenses, but in ways which will not hamper sales, (ii) reducing overhead costs by, among other things, decreased rent costs from space cut-backs and a reduction in work force, and (iii) slashing operating costs wherever possible.

The second prong is being addressed by CNC’s current parent company which is in the process of a round of financing with the goal to raise at least $1,250,000 which it intends to advance as a non-interest bearing loan to its wholly owned subsidiary CNC. If successful, this alone should adequately cover CNC’s cash requirements through the fiscal year ending November 30, 2004.

The third prong is based upon CNC’s current business plan which expects to achieve revenue levels which will offset its operating expenses during this fiscal year. This projection relies upon CNC completing a minimum of only five (5) contracts for its Pyramid software in 2004. Given the Company’s reduced burn rate this should generate sufficient cash flow to ensure that the Company will survive for at least fiscal 2004.

While no assurances can be given that CNC will be successful in implementing its recovery plan, management believes that it is doable and has attempted to use only conservative estimates in its projections.  Also, due to the success of the cost reduction initiative, the Company’s expectations for both the financing and increased revenues need not be met entirely for the Company to survive.

DISCUSSION AND ANALYSIS

Management has developed a strategic business plan to achieve its goals of seeking new customers and markets for its products

As noted above, CNC was awarded two key contracts for its “Pyramid” case-costing product line in December 2002 and January 2003 for Québec’s St. Jérôme and Sacré-Coeur hospitals, respectively. These were considered landmark contract awards because they represented a radical departure from traditional methods of strategic cost analysis used by Canada’s hospital administrators, a methodology that had been recommended by numerous government-sponsored studies. As such, these contracts established the first implementations of “case-costing” decision support software in Canada.  The installations also provide CNC with much-needed technology showcases in Québec to spur its marketing campaign.

As CNC proceeded with the installations, momentum in the sales campaign was accelerating to the point that the Company was negotiating with Québec’s Regional Healthcare Boards with the aim of concluding multi-hospital contracts that would be awarded at the regional level. However, in April 2003 the government in power lost the provincial election and the new government froze spending on new procurement pending government reviews and re-structuring.

The result was that while the two already-contracted hospital installations were able to forge ahead, the momentum behind the adoption of CNC’s “Pyramid” product on a broader scale was effectively stalled. By Fall 2003 it became apparent that, while there was still a demand for the product, the sales campaign would have to be re-constructed with lesser expectations.  In other words, the contracts would still come in but at a lower rate and over a longer timeframe. The Company currently targets five new contracts for Pyramid in 2004, with the first expected to be awarded about half way through the year.

Over 2003, the Company was also actively developing its human resources product line “WIN” in order to deliver a “scheduling and re-call list” product under a past contract to the Anna-Laberge Hospital in Québec. The intention had been to bring this product to other hospitals and medium-sized businesses. Most of CNC’s technical resources were allocated to this development effort.

Unfortunately, detailed market analysis of the WIN product line highlighted the fact that the product could not bring adequate return on investment for the following reasons: too small a market, too many competitors and too much development required on an ongoing basis. The product was better suited to a company already established in the human resources business with a broader offering. All development activity was therefore discontinued on the WIN product line. After the initial release for delivery to Anna-Laberge, we stopped further work on the contract altogether and released the staff..  We are currently investigating the prospect of selling the product line to other companies specialized in the human resources field.

The delay in receiving new Pyramid orders was a major setback for CNC in that the Company was forced to carry its operations without new revenue through most of 2003 and the start of 2004. Consequently, it was necessary to take extraordinary measures to rationalize the business and dramatically reduce costs in order to remain viable. This included the termination of the sales and support for its WIN products.

Now lean and rationalized, the Company is sharply focused on its path to revenue and profitability. Until we achieve profitability we will not engage in new product development. Our resources will focus on building the Pyramid franchise in Healthcare and with looking for other opportunites to become a provider of management, product and technology solutions for international Life Sciences markets, such as the possible acquisition of CIHC BIODEV.

Moving forward, our operational focus will remain on successfully implementing the Pyramid product at St. Jérôme and Sacré-Coeur. Thereafter, we must ensure our installations with these launch customers are truly impressive in the marketplace.  In terms of our use of funds, the priority has been on re-building the Pyramid sales and marketing campaign and we believe we are making demonstrable progress as implementation at both hospitals is nearing completion and we are again talking to several other hospitals about the potential procurement of Pyramid.

We will also be evolving a Partnering strategy to accelerate market penetration in Québec and across Canada. This could entail partnership agreements with leading integrators or suppliers to this sector to sale the software to its healthcare clients in these regions. Also, once profitable, we will be looking at potential acquisitions as a means of accessorizing our Healthcare products and acquiring market share.

Our business plan remains ambitious and, as noted above, our ability to maintain adequate working capital until we achieve revenue represents a risk to our business plan. The need for funding to support ongoing operations will be a key factor to our success, primarily for continued liquidity, contract implementation and sales and marketing expenses.

SHAREHOLDER MATTERS

Written Consents

On January 20, 2004 Viropro obtained the written consent to increase its authorized capital to 50,000,000 shares of common stock.  Nevada law requires approval of such matters by a majority of the outstanding shares. On such date, Viropro had 4,116,974 shares outstanding and the consents represented 50.04% of the outstanding shares.

CNC’s sole shareholder consented to the exchange by signing the Exchange Agreement.  Central Network, which is CNC’s parent and sole shareholder, requires the approval of a majority of its outstanding shares under Delaware law since CNC represents substantially all of its assets.  On February 12, 2004, Central Network had 605,802,688 shares outstanding, and consents were obtained representing 62.7% of its outstanding shares.

No affiliate of CNC has any material interest, direct or indirect, by security holdings or otherwise, of Viropro and no affiliate of Viropro has any such interest in CNC except for an interest arising from the ownership of shares where the shareholder receives no extra or special benefit not shared on a pro rata basis by all other shareholders.

Stock Ownership

The following table sets forth, as of January 31, 2004, information regarding the beneficial ownership of Viropro’s common stock based upon the most recent information available to us for

*

each person  known by us to own beneficially more than five (5%) percent of our outstanding common stock,

*

each of our executive officers and directors, and

*

all of our executive officers and directors as a group.

Each stockholder's address is c/o Viropro Inc., 3163 Kennedy Boulevard, Jersey City, NJ 07306.

Number of

Shares Owned

Name

Beneficially

% of Total

Richard Lee (1)

345,015 (2)

8.4

Stellar Commodities

345.015

8.4

9134-6023 Quebec Inc.

266,603

6.5

4174551 Canada Inc.

242,905

5.9

9134-6015 Quebec Inc.

236,980

5.8

All Officers and Directors

as a Group (1 person)

345,015 (1)

8.4

-----------------

(1)  The sole officer and director.

(2)  Indirectly, through Sunev Investments Limited

Management

Following the close of the exchange, Viropro’s director and executive officers will be as follows:

Name

Age

Position

Robert Egery

51

Director, President & Chief Executive Officer

Gary Chamandy-Cook

47

Chief Financial Officer

Michelle Lavallée

42

Chief Technology Officer

________________________________________________________

ROBERT EGERY

Mr. Egery has over 20 years of business management experience in international high technology markets.

From 1981 to 1994, he worked for AlliedSignal Aerospace (Honeywell Canada) starting as a Sales Representative and being promoted to Sales Manager, and then to Director International Sales, within two years. In 1987 he was promoted to Vice-President, Marketing & Contracts, giving him broad responsibility for the company’s product lines ranging from aircraft engine controls and instruments to complex defense and electronic systems which were being sold on an international scale.

From 1994 to 1998, Mr. Egery worked for Lockheed Martin Canada as Vice-President, Business Development. In this role he was responsible for “front-end” business operations of this large-scale systems integration company, with a backlog of several billion dollars, specializing in complex command and control electronics for military platforms.

From 1998 to 2000, he worked for Bombardier as Group Director with profit and loss responsibility for Regional Aircraft Customer Training.

In December 2000 Mr. Egery took over as President and COO of DSI Datotech Systems Inc. a Canadian, publicly traded technology start-up (TSX Venture:DSI) specializing in “gesture recognition”, a technology enabling users to communicate and create commands with computers and appliances using hand gestures. Mr. Egery joined CNC in November 2002 as its President and CEO.

GARY CHAMANDY-COOK

Mr. Chamandy-Cook has a strong financial and business background based on over 20 years experience at senior management levels for various public and private enterprises.

From 1977 to 1980 he worked for Procter & Gamble as a Product Brand Manager. He then joined Genfoot Inc, a leading importer and manufacturer of footwear with sales exceeding $45 Million, as a Vice President and Director of Marketing where he worked from 1980 to 1989.

From 1989 to 1998 he was President & CFO of Radius Maple Leaf Footwear Inc.  From 1998 to 2000 he was General Manager Marketing/Sales, Maple Leaf Division for Regence Inc. He then joined VDO Road Digital Inc. as Chief Financial Officer and COO in  2000 and later, in 2001, became Vice-President Finance and Administration of DSI Datotech. In November 2002, he became Chief Financial Officer of CNC.

He holds a Bachelor of Commerce (Finance and Marketing) from McGill University in Montréal.

MICHEL LAVALLÉE

Mr. Lavallée brings over 20 years experience with complex computerized systems, most of which was spent in various management positions for small, medium and large companies. Broadly recognized for his leadership abilities and innovative techniques, he brings particular background in managing technology development.

From 1982 to 1987, he served in the Canadian Armed Forces where from 1982 to 1983 he was a Systems Analyst. From 1984 to 1987, he held the position of Section Manager.

In 1987 he joined Paramax Electronics where, through to 1993, he held successive positions in Project Management and Engineering on the Canadian Patrol Frigate and New Shipborne Aircraft programs.

From 1993 to 1999 he worked for the Centre de Research Informatique de Montréal (CRIM), an organization providing leading edge research and development services across the various information technology fields. At CRIM, he held the position of  Director, Research and Development (Software Engineering Methods and Tools and Embedded Systems) and later became Director, Business Development.

In 2000, he became Chief Technology Officer for DTI-Infogrames (division of Infogrames Europe) a company producing and distributing gaming software for the In-Flight Entertainment (IFE) and Interactive Television (iTV) markets.

In July 2001, he joined DSI Datotech as Vice-President Engineering and Research. In November 2002, he became Chief Technical Officer of CNC.

Mr. Lavallée has a B. Sc. Computer Science (Systems) from Canada's Royal Military College in St-Jean-sur-Richelieu; a qualification in Aerospace Engineering from DND and credits in Business Administration from Acadia University.

None of the above-mentioned persons are related in any way to each other or within the last five years has (i) had a bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of such bankruptcy or within two years prior to that time, (ii) any conviction in a criminal proceeding or is subject to a pending criminal proceeding (other than traffic violations or other minor offenses), (iii) been subject to any order, judgment or decree of any court, permanently or temporarily enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities or banking activities, or (iii) been found by a civil court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state  securities or commodities law.

None of the above-mentioned persons, nor any of such persons’ affiliates have ever been involved in any kind of transaction with Viropro.

Executive Compensation

Robert Egery, Gary Chamandy-Cook and Michel Lavallée have been with CNC since November 2002.  They are expected to assume the following positions at Viropro at the salary listed below once the exchange is concluded.

Annual Compensation   Compensation Awards

Name and Principal Position

Year

Salary ($)

Bonus ($)

Robert Egery, President& COO

2004

90,500

Nil

Gary Chamandy-Cook, CFO

2004

80,500

Nil

Michel Lavallée, CTO

2004

80,500

Nil

Viropro does not currently have a written compensation agreement with any of these prospective officers.  However, the named officers have agreed to to work for Viropro following the consummation of the exchange at the indicated salary levels.  Viropro intends to enter into written compensation agreements with these offices in the future.

Board of Directors

Under the terms of the Exchange Agreement, the existing Director and President of Viropro, Mr. Richard Lee, will resign once the acquisition of CNC is concluded. The Executive Officers of the corporation are expected to be those individuals noted above: namely, Robert Egery, President and CEO, Gary Chamandy-Cook, CFO, and Michel Lavallee as Chief Technology Officer.

It is also expected that Mr. Egery will be appointed to the Board of Directors of Viropro by Mr. Lee prior to his resignation.  In total, it is expected that the Viropro Board will eventually consist of three or five individuals.  It is not known at this time who the additional directors will be.

Viropro does not currently compensate any of its directors for their service as directors.  However, Viropro does understand that in order to attract qualified independent directors in the future it will likely have to compensate such persons.

Legal Matters

The following legal matters in connection with this offering are being passed upon by Law Offices of Irving Rothstein, Brooklyn, New York:

*

That the Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct the business which it conducts as described herein.

*

The shares registered herein have been duly and validly authorized and when issued in compliance herewith will be fully paid and non-assessable shares of common stock of the Company.

Disclosure of Commission Position on Indemnification For Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Experts

Viropro’s audited financial statements as of June 30, 2003 and for the fiscal year then ended are included in this prospectus in reliance upon the report of Mark Cohen C.P.A., an independent certified public accountant, and upon the authority of said person as an expert in accounting and auditing.

CNC’s audited financial statements as of November 30, 2002 and for the fiscal year then ended are included in this prospectus in reliance upon the report of Levy Pilotte, Chartered Accountants, an independent certified public accounting firm, and upon the authority of said firm as expert in accounting and auditing.

Available Information

Viropro is subject to the information requirements of the Securities Exchange Act of 1934, as amended.  This Act requires us to file quarterly, annual and current reports, proxy statements and other information with the Securities and Exchange Commission.  We are obligated to deliver an annual report to our stockholders along with our proxy materials.

Copies of the material we file may be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates.  The Public Reference Room can be reached at 1-800-SEC-0330.  The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding us.  This material can be found at http://www.sec.gov.

Viropro Inc.

AUDITED FINANCIAL STATEMENTS

November 30, 2003, and June 30, 2003 and 2002

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Viropro, Inc.

I have audited the accompanying balance sheet of Viropro, Inc. as of November 30, 2003 and the related statements of operations, shareholders’ equity (deficiency) and cash flows for the short period from July 1, 2003 through November 30, 2003.  I have also audited the balance sheets as of June 30, 2003 and 2002 and the related statements of operations, shareholders’ equity (deficiency) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viropro, Inc. at November 30, 2003 and the results of its operations and its cash flows for the short period from July 1, 2003 through November 30, 2003 as well as the financial position of Viropro, Inc. at June 30, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has experienced an operating loss and management has determined that it will require additional capital to continue funding operations and meet its obligations as they come due.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mark Cohen

Mark Cohen C.P.A.

A Sole Proprietor Firm

Hollywood, Florida

February 19, 2004

VIROPRO, INC. CONSOLIDATED BALANCE SHEET

Assets

	November 30, 2003	June 30, 2003	June 30, 2002

Current Assets	-	-	-

Total current assets	-	-	-

Total assets	$ -	$ -	$ -

Liabilities and Shareholder's Equity

Current Liabilities
Accounts payable	2,450	10,130	210,125
Accrued interest - related party	-	-	239,006
Note payable - related party	-	-	583,200

Total current liabilities	2,450	10,130	1,032,331

Shareholder's Equity
Common Stock, $.001 par value; authorized 50,000,000 shares. Issued and outstanding 4,116,974 at November 30, 2003 after 1 to 12.14 reverse split on November 20, 2003. Issued and outstanding 49,974,749 at June 30 2003, 7,474,749 at June 30, 2002	4,117	49,975	7,475
Paid in Capital	1,967,438	1,911,450	1,102,584
Accumulated Deficit	(1,974,005)	(1,971,555)	(2,142,390)

Total Shareholder's Equity/(Deficit)	(2,450)	(10,130)	(1,032,331)

Total liabilities and shareholder's equity	$ -	$ -	$ -

Read the accompanying significant accounting notes to financial statements, which are an integral part of this financial statement.

VIROPRO, INC. CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SHORT YEAR ENDED NOVEMBER 30, 2003 AND FOR THE YEARS ENDED JUNE 30, 2003 AND 2002

	Year ended
	November 30, 2003	June 30, 2003	June 30, 2002

Revenue	$ -	$ -	$ -

Cost of Revenue	-	-	-

Gross Profit	-	-	-

Operating expenses:
Selling, general and administrative expenses	2,450	10,130	-
Total operating expenses	2,450	10,130	-

Income(Loss) before other income (expense)	(2,450)	(10,130)	-

Other income (expense):
Interest expense (principally related party)	-	(29,160)	(58,320)
Total other income (expense)	-	(29,160)	(58,320)

Income (Loss) from continuing operations	(2,450)	(39,290)	(58,320)

Discontinued operations:
Gain on assignment of subsidiary	-	210,125	-
	-	210,125	-

Net Income (Loss)	(2,450)	170,835	(58,320)

Basic weighted average common shares outstanding	4,116,974	22,608,999	7,474,749

Basic and diluted Loss per common share	$ (0.00)	$ 0.01	$ (0.01)

Read the accompanying significant accounting notes to financial statements, which are an integral part of this financial statement.

VIROPRO, INC. STATEMENT OF SHAREHOLDERS' DEFICIT

					Total
			Paid in	Accumulated	Shareholder's
	Shares	Amount	Capital	Deficit	Equity

Balance, ending June 30, 2001	7,474,749	$ 7,475	$1,102,584	$(2,084,070)	$ (974,011)

Net loss year ended June 30, 2002				(58,320)	(58,320)

Balance, ending June 30, 2002	7,474,749	7,475	1,102,584	(2,142,390)	(1,032,331)

Issuance of shares for settlement of liabilities	42,500,000	42,500	808,866		851,366

Net income - year ended June 30, 2003				170,835	170,835

Balance, ending June 30, 2003	49,974,749	49,975	1,911,450	(1,971,555)	(10,130)

Shareholders direct payment for accounts payable			10,130		10,130

Reverse split 1 to 12.14	(45,857,775)	(45,858)	45,858		-

Net loss short year ended November 30, 2003				(2,450)	(2,450)

	4,116,974	$ 4,117	$1,967,438	$(1,974,005)	$ (2,450)

Read the accompanying significant accounting notes to financial statements, which are an integral part of this financial statement.

VIROPRO, INC. STATEMENT OF CASH FLOWS FOR THE SHORT YEAR ENDED NOVEMBER 30, 2003 AND FOR THE YEARS ENDED JUNE 30, 2003 AND 2002

		Years ending
	November 30, 2003	June 30, 2003	June 30, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income (Loss)	$ (2,450)	$ 170,835	$ (58,320)

Changes in Operating assets and liabilities:
Accounts Payable and Accrued Liabilities	(7,680)	(170,835)	58,320

Net cash provided by/(used in) operating activities	(10,130)	-	-

CASH FLOWS FROM INVESTING ACTIVITIES:

Net cash provided by/(used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Shareholders direct payment of accounts payable	10,130	-	-

Net cash provided by/(used in) financing activities	10,130	-	-

Net increase (decrease) in cash and cash equivalents	-	-	-
Cash and cash equivalents, beginning of period	-	-	-

Cash and cash equivalents, end of period	$ -	$ -	$ -

Supplemental information:

Issuance of shares for settlement of related party debt		851,366

Read the accompanying significant accounting notes to financial statements, which are an integral part of this financial statement.

VIROPRO, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

     Viropro, Inc. (aka Food Concepts, Inc.) was organized under the laws of the State of Nevada on June 16, 1982. On October 27, 1995 the Company reorganized and acquired Savon Coffee, Inc. as a wholly owned subsidiary. On January 1, 1996, the Company acquired Palm Beach Gourmet Coffee, Inc. as a wholly owned subsidiary. On March 31, 1998 the Company divested itself of its coffee operations. It acquired Insecta Sales and Research, Inc. as a wholly owned subsidiary. The principal business of the Company which had been the wholesale distribution of various insecticides, has shut down.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Certain amounts included in the financial statements are estimated based on currently available information and management’s judgment as to the outcome of future conditions and circumstances.  Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of financial statements and actual results could differ from the estimates and assumptions.  Every effort is made to ensure the integrity of such estimates.

Fair value of Financial Instruments

     The carrying amounts reported in the balance sheet for accounts payable and accrued expenses and other liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.

Earnings(Loss) Per Share of Common Stock

     Earnings (Loss) per common share are calculated under the provisions of SFAS No. 128, “Earnings per Share,” which establishes standards for computing and presenting earnings per share.  SFAS No. 128 requires the Company to report both basic earnings (loss) per share, which is based on the weighted-average number of common shares outstanding during the period, and diluted earnings (loss) per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive common shares outstanding.  Options and warrants are not considered in calculating diluted earnings (loss) per share since considering such items would have an anti-dilutive effect.

Statement of Cash Flows

     For purposes of the statement of cash flows, the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

Recent Accounting Pronouncements:

     The Statement of Financial Accounting Standards Board (SFAS) No. 141, “Business Combinations,” was issued by the Financial Accounting Standards Board (FASB) in July 2001.  This Statement establishes standards for accounting and reporting for business combinations.  This statement requires the purchase method of accounting to be used for all business combinations, and prohibits the pooling-of-interests method of accounting.  This Statement is effective for all business combinations initiated after June 30, 2001 and supercedes APB Opinion No. 16, “Business Combinations” as well as Financial Accounting Standards Board Statement of Financial Accounting Standards No. 38, “Accounting for Preacquisition Contingencies of Purchased Enterprises.”  The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

VIROPRO, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     The Statement of Financial Accounting Standards Board (SFAS) No. 142, “Goodwill and Other Intangible Assets,” was issued by the Financial Accounting Standards Board (FASB) in July 2001.  This Statement addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition.  This statement requires goodwill amortization to cease and for goodwill to be periodically reviewed for impairment, for fiscal years beginning after October 31, 2001.  SFAS No. 142 supercedes APB Opinion No. 17, “Intangible Assets.” The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

     The Statement of Financial Accounting Standards Board (SFAS) No. 143, “Accounting for Asset Retirement Obligation,” was issued by the Financial Accounting Standards Board (FASB) in August 2001.  This Statement will require companies to record a liability for asset retirement obligations in the period  in which they are incurred, which typically could be upon completion or shortly thereafter.  The FASB decided to limit the scope to legal obligation and the liability will be recorded at fair value. This Statement is effective for fiscal years beginning after June 15, 2002.  The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

     The Statement of Financial Accounting Standards Board (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” was issued by the Financial Accounting Standards Board (FASB) in October 2001.  This Statement provides a single accounting model for long-lived assets to be disposed of and replaces SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of.”  This Statement is effective for fiscal years beginning after December 15, 2001. The adoption of this statement by the Company did not have a material impact on its financial condition or results of operations.

NOTE 3 – GOING CONCERN

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The company reported a net loss of $2,450 for the short year ended November 30, 2003 and $39,290 from continuing operations for the year ended June 30, 2003. Continuation of the Company as a going concern is dependent  upon  obtaining sufficient  working  capital for its planned activity.  Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations.  The Company is aggressively pursuing strategic alliances which will bring a cash infusion, restructuring and a forward looking business plan.

NOTE 4 -RELATED PARTY TRANSACTIONS

     Between September 1997 through June 1999, the Company borrowed funds under notes payable aggregating $583,200 from Jade Investments, a major shareholder controlled entity, with interest at 10%. The notes are payable on demand. Interest of $268,166 had been accrued at December 31, 2002.  On February 20, 2003, the outstanding note balance of $851,366 was settled with the issuance of 42,500,000 shares of common stock.

NOTE 5 – ASSIGNMENT OF WHOLLY-OWNED SUBSIDIARY

     On October 16, 2002, the Company assigned all of its rights, title and interest of its wholly-owned subsidiary Insecta Sales & Research, Inc. to Prime Time Insects, Inc. (A Bahamian Corporation) owned by a related party. In consideration for these assets and the use of the "Insecta" name and abandoned EPA registration, "Prime Time" will assume in its entirety an accounts payable of $210,125 of Insecta Sales & Research, Inc.

VIROPRO, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INCOME TAXES

The provision for taxes on earnings for the short year ended November 30, 2003 and the years ended June 30, consist of:

November

                          June

     2003

      2003

              2002

Current

    Federal

$       -

$          -

               $        -

    State

         -

            -

                         -

    Foreign

         -

            -

                         -

         -

            -

                          -

Deferred

    Federal

         -

            -

                         -

    State

         -

            -

                         -

    Foreign

         -

             -

                         -

         -

             -

                         -

$       -

$            -

               $        -

     At November 30, 2003, the Company has a Federal tax net operating loss (“NOL”) carryforward of approximately $2,000,000, which expires at various dates through 2015.

     The Company did not provide any current or deferred United States federal, state or foreign income tax provision or benefit for the period presented because it has experienced operating losses since inception.  The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating loss carryforwards, because of uncertainty regarding its realizability.

NOTE 7 – SHAREHOLDERS EQUITY

     The Company has 5,000,000 authorized shares of common stock with a par value of $.001.  Each share entitles the holder to one vote.

     During the fiscal year ended June 30, 2003, the Company issued 42,500,000 shares of common stock for settlement of related party debt (See Note 4).

During the short fiscal year ended November 30, 2003, the Company implemented a 1 to 12.14 reverse stock split.

CNC HOLDINGS INC.

A CANADIAN CORPORATION

CONSOLIDATED AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

NOVEMBER 30, 2002 and 2001

CNC HOLDINGS INC./

GESTIONS CNC INC.

NOVEMBER 30, 2002

SUMMARY

PAGE

AUDITORS' REPORT

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated balance sheet

1

Consolidated statement of income and deficit

2

Consolidated statement of cash flows

3

Notes to consolidated financial statements

4 - 10

MANAGEMENT’S RESPONSIBILITY FOR FINANCIAL REPORTING

The financial statements of CNC HOLDINGS INC./GESTIONS CNC INC. are the responsibility of the Company’s management. The financial statements are prepared in accordance with accounting principles generally accepted in Canada and reflect management’s best estimates and judgment based on information currently available.

Management has developed and maintains a system of internal controls to ensure that the Company’s assets are safeguarded, transactions are authorized and properly recorded and financial information is reliable.

The Board of Directors is responsible for ensuring management fulfills its responsibilities. The Audit Committee meets periodically with management and the auditor to review the results of audit examinations and to review the annual financial statements.

The financial statements have been audited by LEVY PILOTTE CHARTERED ACCOUNTANTS and their report outlines the scope of their examination and gives their opinion on the financial statements.

_________________________

Albert Delmar

President

AUDITORS' REPORT

To the shareholder of

CNC HOLDINGS INC./ GESTIONS CNC INC.

We have audited the consolidated balance sheets of CNC HOLDINGS INC./GESTIONS CNC INC. as at November 30, 2002 and 2001 and the consolidated statements of income and deficit and cash flows for the two years then ended.  These financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion,  these consolidated financial statements present fairly, in all material respects, the financial position of the company as at November 30, 2002 and 2001 and the results of its operations and its cash flows for the two years then ended in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected statements of income and deficit and cash flows for the two years then ended and assets and shareholder’s deficiency as at November 30, 2002 and 2001 to the extent summarized in Note 14 to the financial statements.

CHARTERED ACCOUNTANTS

April 9, 2003

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 15 to the financial statements. Our report to the shareholder dated April 9, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor’s report when these are adequately disclosed in the financial statements.

CHARTERED ACCOUNTANTS

April 9, 2003

CNC HOLDINGS INC./

GESTIONS CNC INC.

CONSOLIDATED BALANCE SHEETS

November 30,

2002

2001

ASSETS

CURRENT

Cash

$

-

$

6,855

Term deposit (note 2)

17,746

17,330

Accounts receivable

39,677

61,148

Loan receivable- current

11,281

-

Prepaid expenses

11,723

-

80,427

85,333

DUE FROM RELATED COMPANIES (note 3)

638

4,193

FIXED (note 4)

110,536

108,077

LICENCE (note 5)

246,400

82,251

$

438,001

$

279,854

LIABILITIES

CURRENT

Bank advances (note 6)

$

13,518

$

-

Accounts payable and accrued liabilities

380,413

440,940

Income taxes payable

5,992

15,032

Deferred revenue

8,244

10,121

Current portion of long-term debt

23,008

22,777

431,175

488,870

LONG-TERM DEBT (note 7)

23,008

45,554

DUE TO RELATED COMPANIES (note 8)

3,154,660

1,415,967

SHAREHOLDER’S DEFICIENCY

CAPITAL STOCK (note 9)

214,048

214,048

DEFICIT

(3,384,890)

(1,884,585)

(3,170,842)

(1,670,537)

$

438,001

$

279,854

APPROVED ON BEHALF OF THE BOARD:

................................................................., Director

................................................................., Director

CNC HOLDINGS INC./

GESTIONS CNC INC.

CONSOLIDATED STATEMENTS OF INCOME AND DEFICIT

Years ended November 30,

2002

2001

SALES

$

248,540

$

206,325

OPERATING EXPENSES

Advertising and promotion

19,997

3,345

Automotive

32,293

4,297

Computer equipment amortization

19,279

20,843

Consulting fees

238,271

161,308

Furniture and fixtures amortization

11,071

11,765

Interest and bank charges

26,664

33,844

Interest on long-term debt

4,151

8,131

Leasehold improvements amortization

769

798

Licencing fees

2,546

-

Loss on disposal of assets

15,388

-

Loss on foreign exchange

40,966

(10,795)

Loss on write off of goodwill

-

430,871

Office expenses

10,128

4,050

Professional fees

58,059

44,985

Rent

47,354

17,344

Repairs and maintenance

11,637

1,650

Research and development investment tax credits repaid

-

23,403

Salaries and employee benefits

1,162,098

398,162

Stock-based compensation

-

21,872

Taxes and insurance

6,174

2,852

Telephone

12,368

8,796

Travel

29,632

25,469

1,748,845

1,212,990

LOSS BEFORE INCOME TAXES

(1,500,305)

(1,006,665)

INCOME TAXES

-

7,507

NET LOSS FOR THE YEAR

(1,500,305)

(1,014,172)

DEFICIT, beginning of year

(1,884,585)

(870,413)

DEFICIT, end of year

$

(3,384,890)

$

(1,884,585)

CNC HOLDINGS INC./

GESTIONS CNC INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended November 30,

2002

2001

OPERATING ACTIVITIES

Cash from operations

Net loss for the year

$

(1,500,305)

$

(1,014,172)

Items not involving cash:

Amortization of fixed assets

31,119

33,406

Loss on write off of goodwill

-

430,871

Loss on disposal of assets

15,388

-

(1,453,798)

(549,895)

(Increase) decrease in noncash working capital balances

Accounts receivable

21,471

(18,482)

Income taxes payable

(9,040)

15,032

Prepaid expenses

(11,723)

-

Accounts payable and accrued liabilities

(75,902)

178,500

Deferred revenue

(1,877)

10,121

(1,530,869)

(364,724)

FINANCING ACTIVITIES

Bank overdraft

6,503

(320)

Due to parent company

1,733,943

711,014

Due to/from related companies

(2,977)

(4,747)

Repayments of long-term debt

(22,315)

(27,424)

1,715,154

678,523

INVESTING ACTIVITIES

Term deposit

(416)

(84)

Additions to licence

(164,149)

(82,251)

Additions to fixed assets

(33,590)

(16,901)

Acquisition of goodwill

-

(211,473)

(198,155)

(310,709)

(DECREASE) INCREASE IN CASH

(13,870)

3,090

CASH, beginning of year

19,228

16,138

CASH, end of year

$

5,358

$

19,228

CNC HOLDINGS INC./

GESTIONS CNC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2002 and 2001

1.

ACCOUNTING POLICIES

a)

Nature of operations

The company is engaged in the development and implementation of software for the healthcare and insurance industries. During the year the company changed its name from Central Network Communications (Canada) Inc. to CNC Holdings Inc. These financial statements are expressed in US $.

b)

Principles of Consolidation

These consolidated financial statements include the accounts of the company and its  subsidiaries, Trivor Management Services Inc. , Central Network Communications (CNC) Inc., CNC Soft Dimension Inc., CNC Vital Edge Resources Inc. and CNC - Vital Edge - Sales and Marketing Inc.  All significant intercompany accounts and transactions have been eliminated on consolidation.

c)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from these estimates.

d)

Credit Risk

The company provides credit to its clients in the normal course of its operations.  It carries out, on a continuing basis, credit checks on its clients and maintains provisions for contingent credit losses which, once they materialize, are consistent with management's forecasts. The credit risk on amounts receivable is limited to the outstanding balance of such amounts.

e)

Amortization

Amortization is provided for on the declining-balance basis, using the following annual rates:

Computer equipment

30%

Furniture and fixtures

20%

Leasehold improvements are amortized on a straight-line basis over 10 years which is the term of the lease.

f)

Amortization of licence

The licence will be amortized on a straight-line basis over four years commencing in 2003 which is when revenue is expected to be realized.

g)

Research and Development

Research costs, other than those for capital assets, are charged to income as incurred.  Development costs on unsuccessful products are charged to income in the year in which they are incurred.

h)

Deferred Revenue

Deferred revenue represents unearned support and maintenance income which is recognized on a straight-line basis over the terms of the respective contracts. The costs of the support and maintenance work are charged to income at the time it is performed.

CNC HOLDINGS INC./

GESTIONS CNC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2002 and 2001

1.

ACCOUNTING POLICIES (continued)

a)

Revenue Recognition

Revenue derived from the installation of software is recognized as the services are provided once a contract has been signed, the software has been delivered and accepted and collectibility is assured.

2.

TERM DEPOSIT

The term deposit has an interest rate of 1.6% and matures on January 2, 2003.

3.

DUE FROM RELATED COMPANIES

2002

2001

Due from related companies, controlled by a related group,

   non-interest bearing

$

11,919

$

4,193

Less: Current portion included in loan receivable

11,281

-

_______________________________________________________________________________________

$

638

$

4,193

=============================================================================

4.

FIXED

2002

2001

Cost

Computer equipment

$

130,669

$

115,959

Furniture and fixtures

100,504

81,623

Leasehold improvements

7,790

7,790

_______________________________________________________________________________________

238,963

205,372

_______________________________________________________________________________________

Accumulated amortization

Computer equipment

78,997

59,749

Furniture and fixtures

46,699

35,599

Leasehold improvements

2,731

1,947

_______________________________________________________________________________________

128,427

97,295

_______________________________________________________________________________________

Net book value

$

110,536

$

108,077

=============================================================================

CNC HOLDINGS INC./

GESTIONS CNC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2002 and 2001

5.

LICENCE

2002

2001

Licence, at cost

$

246,400

$

82,251

============================================================================

1.

BANK ADVANCES

The company has a credit facility of $20,000 at a rate of prime plus 3.00%.

2002

2001

Cash

$

5,358

$

19,228

Bank overdraft

(18,876)

(12,373)

============================================================================

7.

LONG-TERM DEBT

2002

2001

Term loan, interest at prime plus 3%, repayable in monthly

installments of $3,000 in CDN $ plus interest, due November 2004 and secured by the term deposit and a movable hypothec of

$230,000 on the equipment

$

46,016

$

68,331

Less: Current portion

23,008

22,777

______________________________________________________________________________________

$

23,008

$

45,554

============================================================================

The principal repayments of the term loan are:

2003

$

23,008

2004

23,008

=============================================================================

CNC HOLDINGS INC./

GESTIONS CNC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2002 and 2001

8.

DUE TO RELATED COMPANIES

2002

2001

Due to related companies, non-interest bearing, with no specific terms for repayment, but not due before December 1, 2003

  consist of:

Parent company - CDN $ 3,642,264

(2001-CDN $ 1,097,698)

$

2,327,772

$

694,513

Parent company – USD

712,466

611,782

Related company controlled by a related group

CDN $ 178,037 (2001-CDN $ 172,278)

113,783

108,999

Related company controlled by a related group

CDN $ 1,050 (2001-CDN $ 1,083)

639

673

________________________________________________________________________________________

$

3,154,660

$

1,415,967

==============================================================================

9.

CAPITAL STOCK

The company is incorporated under the Canada Business Corporations Act.

Authorized:

An unlimited number of the following classes of shares, without par value:

Exchangeable shares, exchangeable for shares of Central Network Communications (CNC) Inc. on a one-for-one basis, non-voting, non-participating, non-cumulative dividends equivalent to dividends declared by Central Network Communications (CNC) Inc. and redeemable and retractable at the listed market price of Central Network Communications (CNC) Inc. shares

Common, voting shares

2002

2001

Issued :

7,792,00 Exchangeable shares

$

213,983

$

213,983

100 Common shares

65

65

______________________________________________________________________________________

$

214,048

$

214,048

============================================================================

CNC HOLDINGS INC.

GESTIONS CNC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2002 and 2001

10. CASH FLOW INFORMATION

The items below are stated as follows on a cash basis:

2002

2001

Interest paid

$

30,815

$

41,975

Income taxes paid

9,040

-

==============================================================================

11.

 LOSSES CARRIED FORWARD

The company has non-capital losses carried forward in the amount of $2,663,000 for income tax purposes.  The potential tax benefits of these losses have not been reflected in the accounts. These losses may be utilized against taxable income no later than:

2004	$ 6,000
2005	19,000
2006	320,000
2007	530,000
2008	418,000
2009	1,370,000
$ 2,663,000

Future income tax assets and liabilities are recognized for temporary differences between the carrying amount of the balance sheet items and their corresponding tax values as well as for the benefit of losses available to be carried forward to future years for tax purposes that are likely to be realized.

Significant components of the Company’s future assets and liabilities, after applying enacted corporate income tax rates, are as follows:

2002

2001

Future income tax assets

Net tax losses carried forward

$      610,000

$

300,000

 Valuation allowance for future income tax assets

      (610,000)

      (300,000)

Net future income tax assets

-

-

Future income tax liabilities

-

-

=============================================================================

12.  RELATED PARTY TRANSACTIONS

During the year the company charged at the exchange amount management fees amounting to $11,281 to a company subject to common control. Included in the due from related company is $11,281 relating to these amounts.

CNC HOLDINGS INC.

GESTIONS CNC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2002 and 2001

13.

 COMMITMENTS

As at November 30, 2002, the company had a commitment to pay licence fees to its main supplier of computer software.

14.

 DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

These financial statements have been prepared in accordance with Canadian GAAP which differs in some respects from U.S. GAAP. The differences between Canadian and U.S. GAAP are summarized below.

Comprehensive Income

a)

Under U.S. GAAP, Statement of Financial Accounting Standards No.130 (SFAS 130), “Reporting Comprehensive Income”, establishes standards for the reporting and display of comprehensive income and its components in general-purposes financial statements. Items defined as other comprehensive income are separately classified in the financial statements and the accumulated balance of other comprehensive income (loss) is reported separately in shareholder’s deficiency on the balance sheet. For fiscal years 2002 and 2001, the Company’s comprehensive loss was the same in net loss.

b)

Under Canadian GAAP, the Company has capitalized licence costs and will begin to amortize this cost over four years commencing in 2003, which is when revenue is expected to be realized. Under U.S. GAAP, this licence cost should be amortized over its useful life commencing immediately.

The effect of the differences between Canadian GAAP and U.S. GAAP on the balance sheets and statements of cashflow is summarized as follows:

2002

2001

(a) Balance Sheets

Increase (decrease) in account to comply with U.S. GAAP:

Total assets under Canadian GAAP

$

438,001

$

279,854

Decrease in licence

(46,538)

(13,708)

________________________________________________________________________________________

Total assets under U.S. GAAP

$

(391,463)

$

(266,146)

==============================================================================

CNC HOLDINGS INC./

GESTIONS CNC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2002 and 2001

14. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) (CONTINUED)

     Shareholder’s  deficiency under Canadian GAAP

$ (3,170,842)       $ (1,670,537)

Increase in deficit due to amortization in licence

(46,538)

(13,708)

________________________________________________________________________________________

Shareholder’s deficiency under U.S. GAAP

$

(3,217,380)

$

(1,684,245)

==============================================================================

(b) Statement of operations and deficit:

Net loss under Canadian GAAP

$ (1,500,305)       $ (1,014,172)

Amortization of licence

(32,830)

(13,708)

________________________________________________________________________________________

$

(1,533,135)

$

(1,027,880)

==============================================================================

(c) Statement of cash flows

There is no impact on the statement of cashflows.

15. FUTURE OPERATIONS

These financial statements have been prepared on the basis of accounting principles applicable to a going concern.  However, the company has incurred substantial losses and the ability of the company to continue as a going concern and realize its assets and discharge its liabilities in the normal course of business is dependent on the availability of adequate financing and on its ability to obtain profitable operations.

CNC HOLDINGS INC.

A CANADIAN CORPORATION

CONSOLIDATED (Unaudited) Financial Statements

THIRD QUARTER ENDING

AUGUST 31, 2003.

November 18, 2003.

NOTICE TO READER

Management of the Corporation has compiled the Consolidated Balance Sheet of CNC Holdings Inc. as at August 31, 2003 and Consolidated Statement of Operations and Deficit for the period then ended based on the internal accounting records of the Corporation and its subsidiaries.  These quarterly statements are typically not audited, reviewed or verified by our independent auditors for the accuracy or completeness of such information. Accordingly, readers are cautioned that these statements may not be appropriate for their purposes. The books and records of the corporation are maintained according to generally accepted accounting principals in Canada. Results have been re-stated herein, to the best of our ability, to confirm to the generally accepted accounting principals of the United States.

All figures are in US funds.

CNC HOLDINGS INC.

A Canadian Corporation

Montreal, Canada

November 18, 2003.

1010 Ste Catherine Street West  Suite 560

Montreal Quebec CANADA  H3B  1G4

(514) 876-9997

Fax 514.876.0077

www.cncinc.ca

CNC HOLDINGS INC. CONSOLIDATED BALANCE SHEET (Unaudited – See Notice to Reader)

August 31 2003

ASSETS
CURRENT ASSETS
Accounts receivable	$132,657
Due from related company (Note 6)	24,109
156,766

CAPITAL ASSETS (Note 3)	198,949
LICENSE (Note 3)	151,599

$507,314

LIABILITIES
CURRENT LIABILITIES
Accounts Payable & Accrued Liabilities	$723,380
Current portion long-term debt	107,509
Income Taxes Payable	759
831,648

LONG TERM DEBT	6,448
DUE TO PARENT COMPANY (Note 5)	4,612,594
DUE TO RELATED COMPANIES (Note 5)	129,016

$5,579,706

SHAREHOLDERS’ EQUITY
SHARE CAPITAL (Note 4)	$214,048

DEFICIT	(5,286,440)

$(5,072,392)

$507,314

CONTINUING OPERATIONS (Note 1)

APPROVED BY THE DIRECTOR
“Albert Delmar”

Albert Delmar

CNC HOLDINGS INC. CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT (Unaudited – See Notice to Reader)

Nine Months Ended August 31, 2003

SALES	$892,856

892,856

OPERATING EXPENSES
Advertising and promotion	30,274
Automobile expenses	70,164
Computer equipment amortization	13,724
Consulting Fees	560,379
Furniture and equipment amortization	12,548
Insurance	6,222
Interest and bank charges	4,077
Interest on long term debt	17,955
Leasehold improvements amortization	1,730
Licensing fees	164,844
License amortization	34,904
Loss on foreign exchange	378,605
Office expenses	46,836
Penalties and interest	13,526
Printing	5,411
Professional fees	1,457
Public relations	14,095
Recruiting Fees	30,065
Rent	154,496
Salaries and employee benefits	1,132,335
Taxes	8,591
Telephone	17,763
Travel	14,159

2,734,160

LOSS FOR THE PERIOD	1,841,304

DEFICIT, BEGINNING OF PERIOD	3,445,136

DEFICIT, END OF PERIOD	$5,286,440

CNC HOLDINGS INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED AUGUST 31, 2003.

(Unaudited – See Notice to Reader)

1.

CONTINUING OPERATIONS

The Company was incorporated in Canada under the Canadian Business Corporations Act, on October 13, 1998. Its mission is to provide management and administrative software solutions to the health industry.

These financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities in the normal course of business.  The Company’s ability to continue as a going concern is dependent on continued financial support from its parent company, the ability of the Company to raise equity financing, and the attainment of profitable operations, external financings and further share issuances to meet the Company’s liabilities as they become payable.

2.

SIGNIFICANT ACCOUNTING POLICIES

(a)

Basis of Presentation

The parent Company is Central Network Communications Inc., a Delaware Corporation, with one wholly owned, Canadian subsidiary, CNC Holdings Inc.  This subsidiary has two operating subsidiaries: Trivor Management Services Inc. and Central Network Communications (CNC) Inc. These two subsidiaries are consolidated onto this financial presentation.

The accompanying unaudited interim financial statements are prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States.  They may not include all of the information and disclosures required by US GAAP for annual financial statements.  In the opinion of management, all adjustments considered necessary for fair presentation have been included in these financial statements.

(b)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant areas requiring the use of management estimates relate to the determination of environmental obligations, impairment of assets and rate for amortization.   Actual results could differ from those estimates.

CNC HOLDINGS INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED AUGUST 31, 2003.

(Unaudited – See Notice to Reader)

3.  CAPITAL ASSETS

	August 31, 2003
	Cost	Accumulated Amortization	Net Book Value

Furniture and equipment	$146,716	60,215	$86,501
Computer equipment and software	190,636	95,537	95,099
Leasehold improvements	23,316	5,967	17,349
Capital Assets	$360,668	161,719	$198,949
License	246,400	94,801	151,599

	$607,068	256,520	$350,548

Amortization is provided for on the declining-balance basis, using the following annual rates:

Computer equipment

30%

Furniture and fixtures

20

Amortization is provided on a straight-line basis using the following amortization period:

License

5 Years

Leasehold Improvements (life of the lease)        10 Years

4.

SHARE CAPITAL

(a)

The authorized share capital consists of an unlimited number of the following classes of shares, without par value:

Common voting shares; and

Exchangeable shares, exchangeable for shares of the parent company, Central Network Communications Inc. on a one-for-one basis, non-voting, non-participating, non-cumulative dividends equivalent to dividends declared by Central Network Communications Inc. and redeemable and retractable at the listed market price of Central Network Communications Inc. shares. All exchangeable shares have been exchanged by their shareholders for the common shares of Central Network Communications Inc. As such, the exchangeable shares of CNC Holdings Inc. are now all owned by Central Network Communications Inc.

CNC HOLDINGS INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED AUGUST 31, 2003.

(Unaudited – See Notice to Reader)

ISSUED:	August 31, 2003
	No. of Shares	Amount

Common Shares	100	$63

Exchangeable Shares	7,792,000	213,985

Balance at August 31, 2003	7,792,100	$214,048

5.

DUE TO RELATED COMPANIES

Due to related companies, non-interest baring, with no specific terms for repayment, but not due before December 1, 2003, consist of:

Parent Company

$

4,612,594

Related company controlled by related group

   129,016

6.

DUE FROM RELATED COMPANIES

Due from related companies, non-interest baring, with no specific terms for payment, but not due before December 1, 2003, consist of:

Subsidiary company

$

            72

Related company controlled by related group

          670

Related company controlled by related group

     23,367

		Pro Forma Balance Sheet
		As at November 30, 2003.

	CNC Holdings Inc.	Viropro Inc.	Combined
	Consolidated

Assets
Accounts Receivable	$ 156,766	$ -	$ 156,766
Fixed Assets	198,949	-	198,949
License	151,599		151,599
Total Assets	507,314	-	507,314

Liabilities
Accounts Payables & accrued liabilities	724,139	2,450	726,589
Long term Debt	113,957	-	113,957
Due to Parent Company	4,612,594	-	4,612,594
Due to Related Companies	129,016	-	129,016
Total Liabilities	5,579,706	2,450	5,582,156

Shareholders' Equity
Capital Stock	214,048	4,117	218,165
Paid in Capital	-	1,967,438	1,967,438
Accumulated Deficit	(5,286,440)	(1,974,005)	(7,260,445)
Total Shareholder's Equity	(5,072,392)	(2,450)	(5,074,842)

Total Liabilities and shareholder's equity	507,314	-	507,314

		Pro Forma Income Statement
		As at November 30, 2003.

	CNC Holdings Inc.	Viropro Inc.	Combined
	Consolidated
	( 9 months)	(5 months)

Net Income	$ 892,856	$ -	$ 892,856

Operating Expenses	2,734,160	2,450	2,736,610

Net Loss	(1,841,304)	(2,450)	(1,843,754)

You should only rely on the information contained in this document or other information that we refer you to.  We have not authorized anyone to provide you with any other information that is different.  You should note that even though you received a copy of this Prospectus, there may have been changes in our affairs since the date of this Prospectus.  You should be aware of our public filings where we will make prompt disclosure of material facts, both favorable and unfavorable.  This Prospectus does not constitute an offer to sell securities in any jurisdiction in which such offer or solicitation is not authorized

20,000,000 Shares of Common Stock
TABLE OF CONTENTS	Page

Summary

Risk Factors

Terms of the Transaction

Special Note Regarding Forward-Looking

    Statements

Business

    Viropro

    CNC

Management Discussions and Analysis of

    Financial Condition and Results

    of Operations - CNC

Shareholder Matters

     Written Consents

      Stock Ownership

      Management

      Executive Compensation

      Board of Directors

Legal  Matters

Disclosure of Commission Position on

    Indemnification for Securities Act Liability

Description of Securities

Experts

Available Information

Financial Statements

	3 3 5 12 12 14 18 21 22 22 24 24 25 25 25 25 25 25 26	VIROPRO INC. PROSPECTUS ______________, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Our Certificate of Incorporation currently provides indemnification to our officers or directors to the fullest extent permitted by Nevada law.

Exhibits and Financial Statements Schedules.

3.1

Certificate of Incorporation

3.2

By-Laws

4.1

Specimen Common Stock Certificate

5

Opinion of Law Offices of Irving Rothstein

10.1

Share Exchange Agreement

10.2

License Agreement with Kreg Information Systems Inc.

23.1

Consent of Law Offices of Irving Rothstein

(included in the Opinion filed as Exhibit 5)

23.2

Consent of Mark Cohen, C.P.A.

23.3

Consent of Levy Pilotte, Chartered Accountants

Undertakings.

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(4)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ngee Ann City, Singapore on February 26, 2004.

VIROPRO INC.

/s/ Richard Lee

______________________________

Richard Lee, President & CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard Lee

________________________

Sole Director and Principal

       February 26, 2004

Richard Lee

Executive and financial Officer